Exhibit 99.1

Liberty Media Announces Agreement to Acquire Commercial Rightsholder of MotoGPTM

Expands Portfolio of High-Quality Global Sports Assets with World’s Leading Motorcycle Racing Championship

•	Transaction price represents enterprise value of €4.2 billion

•	Carmelo Ezpeleta to remain CEO

ENGLEWOOD, Colo. -- (BUSINESS WIRE) -- Liberty Media Corporation (“Liberty Media”) (Nasdaq: FWONA, FWONK) announced today that it has entered into an agreement to acquire Dorna Sports, S.L. (“Dorna”), the exclusive commercial rights holder to the MotoGP™ World Championship, from Bridgepoint and Canada Pension Plan Investment Board (“CPP Investments”). MotoGP will be attributed to Liberty Media’s Formula One Group tracking stock.

MotoGP is the pinnacle of motorcycle racing and features breathtaking races with top speeds above 360 kilometers per hour (223 miles per hour) and lean angles of over 60 degrees. From its first season in 1949 that staged six rounds across Europe, MotoGP has grown significantly and will host 21 races across 17 countries for the 2024 season. The business benefits from an attractive financial profile with diversified and contracted revenue streams, high EBITDA margins and low capital intensity resulting in significant free cash flow. Carmelo Ezpeleta, CEO of Dorna since 1994, will continue to run the business headquartered in Madrid.

“We are thrilled to expand our portfolio of leading live sports and entertainment assets with the acquisition of MotoGP,” said Greg Maffei, Liberty Media President and CEO. “MotoGP is a global league with a loyal, enthusiastic fan base, captivating racing and a highly cash flow generative financial profile. Carmelo and his management team have built a great sporting spectacle that we can expand to a wider global audience. The business has significant upside, and we intend to grow the sport for MotoGP fans, teams, commercial partners and our shareholders.”

“This is the perfect next step in the evolution of MotoGP, and we are excited for what this milestone brings to Dorna, the MotoGP paddock and racing fans,” said Carmelo Ezpeleta, CEO of Dorna. “We are proud of the global sport we’ve grown, and this transaction is a testament to the value of the sport today and its growth potential. Liberty has an incredible track record in developing sports assets and we could not wish for a better partner to expand MotoGP’s fanbase around the world.”

Liberty Media will acquire 86% of MotoGP with MotoGP management retaining approximately 14% of their equity in the business. The transaction reflects an enterprise value for MotoGP of €4.2 billion and an equity value of €3.5 billion with the existing debt balance at MotoGP expected to remain in place after close. The equity consideration to sellers is expected to be comprised of approximately 65% cash, 21% in shares of Series C Liberty Formula One common stock (Nasdaq: FWONK) and 14% of retained MotoGP management equity. The cash consideration will be funded with a mix of cash and debt, subject to market conditions. The FWONK share consideration will be priced on a 20-day volume weighted average price prior to transaction close. Liberty Media retains an option at its sole discretion to deliver additional cash in lieu of FWONK common stock.

The acquisition is expected to be completed by year-end 2024 and is subject to the receipt of clearances and approvals by competition and foreign investment law authorities in various jurisdictions.

Goldman Sachs & Co. LLC is acting as financial advisor to Liberty Media and is providing committed debt financing for the transaction, and O’Melveny & Myers LLP is acting as legal counsel. Moelis & Company LLC is acting as financial advisor to Dorna, and Latham & Watkins LLP is acting as legal counsel.

Investor Call

Liberty Media’s President and CEO, Greg Maffei, and Dorna’s CEO, Carmelo Ezpeleta, will host an investor conference call at 8:30am ET / 2:30pm CEST on April 1, 2024 to discuss the acquisition in more detail. The call can be accessed by dialing +1 (215) 268-9864 (United States), +34 900 834 876 (Spain) or +44 (0)800 756 3429 (United Kingdom), confirmation code 13745617 at least 10 minutes prior to the start time. For a full list of international toll-free access numbers, please visit https://www.incommconferencing.com/international-dial-in. The call will also be broadcast live across the internet and archived on Liberty Media’s website. Presentation materials to be used during the investor call will be posted to the Liberty Media website in advance. To access the webcast and accompanying presentation materials go to https://www.libertymedia.com/investors/news-events/ir-calendar. An archive of the webcast will also be available on Liberty Media’s website after appropriate filings have been made with the SEC.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the proposed transaction and its completion and statements relating to our expectations regarding the Formula One Group business, and Dorna and its MotoGP business and prospects. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied by such statements, including, but not limited to: historical financial information may not be representative of future results; there may be significant transaction costs and integration costs in connection with the proposed transaction; the parties may not realize the potential benefits of the proposed transaction in the near term or at all; the parties may not satisfy all conditions to the proposed transaction, including the failure to obtain regulatory approvals; the proposed transaction may not be consummated; there may be liabilities that are not known, probable or estimable at this time; the proposed transaction may result in the diversion of management’s time and attention to issues relating to the proposed transaction and integration; unfavorable outcome of legal proceedings that may be instituted against the parties following the announcement of the proposed transaction; risks inherent to the business may result in additional strategic and operational risks, which may impact Liberty Media’s risk profile, which it may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that Liberty Media files with the SEC.

These forward-looking statements speak only as of the date of this press release and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its most recent Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media subsequently file with the SEC, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s businesses which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media’s interest in SiriusXM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiaries Formula 1 and Quint, and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

About Dorna Sports, S.L. & MotoGP™

Dorna Sports became the sole commercial and television rights holder of the FIM MotoGP™ World Championship in 1991. Based in Madrid, with premises in Barcelona and a subsidiary in Rome, Dorna is a leader in sports management, marketing and media, and has seen continued growth over the years, expanding from solely MotoGP™ to include other leading motorcycle racing championships across the globe. Dorna holds exclusive rights to MotoGP feeder series Moto2™ and Moto3™, MotoE™, the Superbike World Championship and the FIM Women's Motorcycling World Championship.

MotoGP™ is the pinnacle of motorcycle racing, with 22 of the fastest riders competing on purpose-built prototype motorcycles on some of the world’s greatest racetracks. MotoGP features top speeds above 360 kilometers per hour (223 miles per hour) and lean angles of over 60 degrees. Since 1949, the sport has grown to comprise more than 20 Grands Prix across five continents, with the television broadcast reaching hundreds of millions around the world.

Contacts:

Liberty Media – Investor Contact
Shane Kleinstein, +1 720-875-5432

Liberty Media – Media Contact

Whit Clay, Sloane & Company, wclay@sloanepr.com

Dorna Sports, S.L.
Frances Wyld, franceswyld@dorna.com

Source: Liberty Media Corporation